SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 25, 2013
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WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Webster Plaza, Waterbury, Connecticut 06702
(Address of principal executive offices)
Registrant’s telephone number, including area code: (203) 578-2202
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 25, 2013, Webster Financial Corporation (the “Company” or “Webster”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company's shareholders approved each of the four proposals detailed in the Company's Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 15, 2013.
The proposals voted on by the shareholders at the Annual Meeting were as follows:
1.    The Company's shareholders elected seven individuals to the Board of Directors to serve one-year terms, as set forth below:

NOMINEES	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Joel S. Becker	70,487,227	1,172,339	103,095	6,422,550
David A. Coulter	70,671,040	969,014	122,607	6,422,550
Robert A. Finkenzeller	70,471,356	1,181,399	109,906	6,422,550
Laurence C. Morse	71,213,383	429,896	119,382	6,422,550
Mark Pettie	71,233,165	427,304	102,192	6,422,550
Charles W. Shivery	71,171,785	474,147	116,729	6,422,550
James C. Smith	70,222,084	1,395,298	145,279	6,422,550

2.	The Company's shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of Webster, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
70,075,840	1,329,745	357,076	6,422,550

3.	The Company's shareholders approved the Qualified Performance-Based Compensation Plan for an additional five-year term, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
69,823,423	1,631,485	307,753	6,422,550

4.
The Company's shareholders ratified the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2013, as set forth below:

Votes For	Votes Against	Abstain
77,913,643	151,708	119,860

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: April 26, 2013	By:	/s/ Harriet Munrett Wolfe
	Name:	Harriet Munrett Wolfe
	Title:	Executive Vice President, General Counsel and Secretary